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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 13, 2004 and July 8, 2004, in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-121322) and related Prospectus of Warner Music Group for the registration of $465,000,000 aggregate principal amount of 7 3/8% Senior Subordinated Notes due 2014 and £100,000,000 aggregate principal amount of 8 1/8% Senior Subordinated Notes due 2014.

/s/  ERNST & YOUNG LLP

New York, New York
February 8, 2005

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Consent of Independent Registered Public Accounting Firm